EXHIBIT 10.3

THIS STOCK OPTION AGREEMENT dated for reference the ________ day of ____________________, 2005.

BETWEEN:

DATAWAVE SYSTEMS INC., a Delaware company, having an office at 13575 Commerce Parkway, Suite 110, Richmond, British Columbia, Canada, V6V 2L1

(the “Company”)

AND:

______________________________, of ______________________________________

(the “Optionee”)

WHEREAS:

A.     The Company has established its 2000 Stock Option Plan (the “Plan”) to advance the interests of the Company by encouraging the directors, officers, employees and consultants of the Company to acquire shares in the Company, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnishing them with additional incentive in their efforts on behalf of the Company in the conduct of their affairs;

B.     All capitalized words used but not otherwise defined in this Agreement have the meaning ascribed to them in the Plan;

C.     The Optionee is a director, officer, employee, or consultant of the Company; and

D.     The Company wishes to grant to the Optionee an option to purchase common shares of the Company;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in continued provision of services by the Optionee to the Company and other good and valuable consideration (the receipt and sufficiency of which are acknowledged by the Company), the parties agree as follows:

1.     The Company grants to the Optionee, under the provisions of the Plan and on the terms and conditions set out in this Agreement and in the Plan, as of _______________ (the “Date of Grant”), an irrevocable right and option (the “Option”) to purchase, from time to time, up to ____________ common shares (the “Optioned Shares”) at the exercise price of US$0.10 per Optioned Share, exercisable from the date of this Agreement until 5:00 p.m. (Pacific Standard Time) on ____________________ (the “Expiry Date”), unless earlier terminated under section 7. The Option is/is not granted to the Optionee as an Incentive Stock Option.)

2.     The Option will, after 5:00 p.m. (Pacific Standard Time) on the Expiry Date, expire and be of no further force or effect as to any Optioned Shares in respect of which the Option has not been exercised.

3.     The Option shall vest immediately / over __________ according to the following schedule __________.

4.     Subject to the provisions of this Agreement and the Plan, the Optionee or the Optionee’s legal personal representative(s) may exercise the Option or a portion thereof from time to time by signing a notice in writing addressed to the Company in the form attached as Exhibit A hereto, and delivering the notice to the Company at the address of the Company specified above. The notice must be accompanied by payment in full for the Optioned Shares being purchased, in cash or by certified cheque, bank draft or money order payable to the Company.

5.     The Option is non-assignable and non-transferable and, except in the case of the Optionee’s death, is exercisable only by the Optionee; provided that, subject to the prior approval of the Plan Administrator and, if necessary, any stock exchange on which the Company’s shares may then be listed, the Optionee may assign the Option to a company or a trust which is established exclusively for the benefit of the Optionee and the Optionee’s immediate family, which exclusive beneficial ownership or relationship will continue for as long as any portion of the Option remains unexercised. THE OPTIONEE IS URGED TO CONSULT HIS OR HER OWN TAX ADVISERS BEFORE TRANSFERRING OR ASSIGNING THE OPTION.

6.     The Optionee and the Company represent that the Optionee is a director, officer, employee, or consultant of the Company, or a company of which all of the voting securities are beneficially owned by one or more of the foregoing.

7.     The Optionee represents that he or she has not been induced to enter into this Agreement by the expectation of employment or continued employment or retention or continued retention by the Company.

8.     The Option will terminate under the following circumstances:

(a)	If the Optionee ceases to be a director of the Company by reason of his or her removal as a director for cause, or ceases to be an employee or consultant of the Company by reason of his or her termination of employment or engagement for cause, the Option will terminate on the effective date of the Optionee ceasing to be a director, employee or consultant, as the case may be, for that reason.

(b)	If the Optionee dies, the Optionee’s personal representative will have the right to exercise in whole or in part any unexercised portion of the Option at any time until the earlier of: (i) the Expiry Date, and (ii) the date that is 12 months after the date of the Optionee’s death.

(c)	If the Optionee is a director or officer or an employee of the Company and ceases to be a director or officer or an employee for any reason other than as set out in sections 8(a) or 8(b), the Option will terminate on the earlier of: (i) the Expiry Date, and (ii) the date that is 3 months after the effective date of the Optionee ceasing to be a director or officer or employee for that other reason.

(d)	If the Optionee ceases to be one type of Optionee (i.e., director, officer, employee, consultant, or a company 100% beneficially owned by one of them) but concurrently is or becomes one or more other type of Optionee, the Option will not terminate but will continue in full force and effect, and the Optionee may exercise the Option until the earlier of: (i) the Expiry Date, and (ii) the applicable date set forth in section 8(a), (b) or (c) where the Optionee ceases to be any type of Optionee.

(e)	The Option will not be affected by any change of the Optionee’s employment where the Optionee continues to be employed by the Company.

9.     Neither this Agreement nor the Plan confers on the Optionee the right to continue in the employ of or association with the Company, nor do they interfere in any way with the right of the Optionee or the Company to terminate the Optionee’s employment at any time.

10.   The Optionee acknowledges receipt of a copy of the Plan. The Optionee has read and understands the terms and provisions of the Plan and this Agreement, and accepts this Option subject to all of the terms and provisions of the Plan and this Agreement. The Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Optioned Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

11.   The undersigned hereby acknowledges and agrees that:

(a)	the Option, and any underlying Optioned Shares that may be purchased upon exercise of the Option, may be issued pursuant to exemptions from the registration and prospectus requirements of applicable securities legislation, and that the Optioned Shares will therefore be subject to restrictions on transfer and resale; and

(b)	certificate(s) representing the Optioned Shares may bear one or more restrictive legends as may be required under applicable securities legislation.

12.   If the Option is intended to qualify as an Incentive Stock Option, and if the Optionee sells or otherwise disposes of any of the Optioned Shares acquired pursuant to exercise of the Option on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after issuance of such Optioned Shares to the Optionee upon exercise of the Option, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee acknowledges that the Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current wages or other compensation payable to Optionee.

13.   Prior to the issuance of the Optioned Shares upon exercise of the Option, the Optionee must pay or provide for any applicable federal, provincial or state withholding obligations of the Company. At the sole discretion of the Company, Optioned may be permitted to provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a fair market value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Optioned Shares to the Optioned by deducting the Optioned Shares retained from the Optioned Shares issuable upon exercise.

14.   If the Option is granted intending to qualify as an Incentive Stock Option under federal U.S. income tax law, the Company does not represent or guarantee that the Option qualifies as such. The Optionee agrees and acknowledges that there are or may be federal and state income tax consequences to The Optionee as a result of the exercise of the Option and disposition of the Shares. THE OPTIONEE IS URGED TO CONSULT HIS OR HER OWN TAX ADVISERS BEFORE EXERCISING THE OPTION OR DISPOSING OF THE OPTIONED SHARES.

15.   Time is of the essence of this Agreement.

16.   This Agreement will enure to the benefit of and be binding on the Company and its successors, and the Optionee and, to the extent provided in sections 5 and 8(b) of this Agreement, the Optionee’s permitted assignee or personal representative(s), as the case may be.

17.   This Agreement and any amendments are subject to: (a) the provisions of the Plan; and (b) such shareholder or regulatory approvals as may be required by the rules and policies of any stock exchange on which the Company’s shares may then be listed or of any other regulatory body having jurisdiction.

18.   This Agreement will be governed by and construed in accordance with the law of State of Delaware.

19.   This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

20.   Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first written above.

          IN WITNESS WHEREOF the parties have signed this Agreement as of the date first written above.

DATAWAVE SYSTEMS INC.
Authorized Signatory

SIGNED, SEALED and DELIVERED by	)
____________________ in the presence of:	)
)
)
Signature	)
)
Print Name	)
)
Address	)
)
)
)
Occupation	)

EXHIBIT A

To:   DataWave Systems Inc.

Notice of Election to Exercise

This Notice of Election to Exercise shall constitute proper notice pursuant to Section 4 of that certain Stock Option Agreement (the “Agreement”) dated as of the ________ day of _______________, 200__, between the Company and the undersigned.

The undersigned hereby elects to exercise Optionee’s option to purchase ___________________ common shares in the capital of the Company at a price of $________ per share, for aggregate consideration of $__________, on the terms and conditions set forth in the Agreement and the Company’s 2000 Stock Option Plan. Such aggregate consideration, in the form specified in Section 4 of the Agreement, accompanies this notice.

The Optionee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:

Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

Telephone Number

DATED at ______________________________, the _____________ day of ____________________, 20____.

(Name of Optionee – Please type or print)

(Signature and, if applicable, Office)

(Address of Optionee)

City, State/Province, and Zip/Postal Code of Optionee)